Exhibit 99.2

INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

THIS INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT (this “Agreement”) is made as of July 31, 2007 by and between Terabeam, Inc., a Delaware corporation with its principal executive offices located at 2115 O’Nel Drive, San Jose, CA  95131 (“Seller”), and Civitas Wireless Solutions, LLC, a Colorado limited liability company with its principal executive offices located at 1400 Glenarm Place, Suite 100, Denver, CO  80202 (“Buyer”).

RECITALS

A.           Buyer and Seller’s subsidiary, Ricochet Networks, Inc. (“RNI”), entered into an Asset Purchase Agreement, dated as of even date hereof (the “APA”), pursuant to which Buyer agreed to purchase and assume, and RNI agreed to sell and transfer, specified assets and liabilities of RNI.

B.           It is a condition precedent to closing the transactions contemplated by the APA that Buyer and Seller enter into this Agreement.

NOW, THEREFORE, in consideration of the above recitals and the mutual agreements set forth below, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.           THE TRANSFER.

1.1           Effective as of 11:59 p.m. Mountain Time on the date of this Agreement, Seller hereby sells, assigns, and transfers, and Buyer hereby purchases and acquires, in perpetuity and throughout the world, all (except as otherwise contemplated by this Agreement) of Seller’s right, title and interest in the Transferred Intellectual Property (as defined in the next sentence), including but not limited to all goodwill associated with the Transferred Intellectual Property; all claims for damages by reason of any past infringement of any Transferred Intellectual Property and the sole and exclusive right to sue for and recover any and all damages for any past, present, or future infringement of such Transferred Intellectual Property; the sole and exclusive right to prosecute any pending application for trademark that is included in the Transferred Intellectual Property; and the sole and exclusive right to prosecute any reissue and reexamination proceedings relating to any of the Transferred Intellectual Property.  As used in this Agreement, “Transferred Intellectual Property” means (a) the trademarks and trademark applications listed on Schedule A, and (b) the intellectual property listed on Schedule B.  The Transferred Intellectual Property is to be held and enjoyed by Buyer or its designee(s) as entirely as the same would have been held and enjoyed by Seller had this sale, assignment, and transfer not been made.  The sale and purchase of the Transferred Intellectual Property shall be completed, and legal title and ownership in respect of the Transferred Intellectual Property shall be deemed to pass to Buyer, in each case, with effect from the close of business, being 11:59 p.m. Mountain Time, on the date of this Agreement.  Seller shall execute and deliver an instrument of transfer in form appropriate for recording in the United States Patent and Trademark Office in the form attached hereto as Exhibit 1.

1.2           If any sales tax, value added tax, or other transfer tax is properly chargeable in respect of the sale and purchase in Section 1.1, Buyer shall pay to Seller the amount of such tax in addition to and at the same time as the purchase price (also by means of reduction of indebtedness).  Seller will issue to Buyer a proper tax invoice in respect thereof.

1.3           BUYER HEREBY ACKNOWLEDGES THAT SELLER MAKES NO REPRESENTATION OR WARRANTY TO BUYER UNDER THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSFERRED INTELLECTUAL PROPERTY (INCLUDING, WITHOUT LIMITATION, WHETHER THE TRANSFERRED INTELLECTUAL PROPERTY EXISTS), AND THAT THE ABOVE SALE AND TRANSFER IS MADE TO BUYER ON AN “AS IS” BASIS.  Buyer specifically acknowledges that government registrations, filings, and fees relating to some of the Transferred Intellectual Property may not have been made and/or paid and therefore some of the Transferred Intellectual Property may have been abandoned, forfeited, or otherwise lost and may not exist as of the date of this Agreement.  Buyer further specifically acknowledges that Seller (and/or its predecessors in interest) has previously granted licenses to certain of the Transferred Intellectual Property, including without limitation to RNI; that the Transferred Intellectual Property is being sold to Buyer subject to such licenses; and that such licenses continue in effect unaffected by the sale of the Transferred Intellectual Property to Buyer.

2.           FURTHER ASSURANCES.  Seller hereby covenants and agrees that, at any time and from time to time after the date of this Agreement, at Buyer’s request and without additional consideration therefor, Seller will do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged, and delivered, any and all further acts, conveyances, transfers, assignments, and assurances that are necessary or advisable in Buyer’s reasonable discretion (a) to more effectively assure, convey, and confirm unto Buyer entire right, title, and interest of Seller in the Transferred Intellectual Property and rights attendent or pertinent to the Transferred Intellectual Property as contemplated by this Agreement; (b) to provide for Buyer the benefit, use, enjoyment, and possession of such Transferred Intellectual Property; or (c) to make and prosecute any and all applications on the Transferred Intellectual Property.  Buyer hereby covenants and agrees that, at any time and from time to time after the date of this Agreement, at Seller’s request and without additional consideration therefor, Buyer will do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged, and delivered, any and all further acts, conveyances, transfers, assignments, and assurances that are necessary or advisable in Seller’s reasonable discretion to provide to Seller the benefit, use, enjoyment, and possession of the license and other rights granted to Seller in this Agreement, including, without limitation, providing Seller with copies of any Transferred Intellectual Property to which Seller is granted license or other rights hereunder.

3.           LICENSE BACK.

(a)           Buyer hereby grants to Seller and each of its Subsidiaries (as defined below) a perpetual, irrevocable, non-exclusive, fully paid, unrestricted, transferable (as described below), worldwide license, with rights to sublicense as described below, to use the Transferred Intellectual Property (subject to the exclusions described below) in any manner.  Seller and its Subsidiaries may sublicense this license to any customers, distributors, resellers, and other parties who purchase, lease, or otherwise acquire products from Seller or a Subsidiary above (with the right to further sublicense to other purchasers and end users of such products).  This license shall continue and survive after any change of control of Seller.  Seller and each of its Subsidiaries may sell, convey, assign, or otherwise transfer this license and such company’s rights hereunder to any acquiror of Seller or a Subsidiary or of all or substantially all of the assets of Seller or a Subsidiary or of one or more product lines or business units from Seller or a Subsidiary.  “Subsidiary(ies)” means any corporation, company, or other entity more than fifty percent (50%) of whose outstanding shares or stock entitled to vote for the election of directors (other than any shares or stock whose voting rights are subject to restriction) is owned or controlled by Seller, directly or indirectly, now or hereafter, or in the case of entities not having voting stock, equivalent ownership or control thereof.  The license granted in this Section 3(a) does not include any trademarks, trademark applications, domain names, or service marks included in the Transferred Intellectual Property (except to the extent contemplated in Section 3(b) below.

(b)           Buyer acknowledges that RNI has remaining obligations to third parties under contracts and other agreements that constitute part of the “Excluded Liabilities” (as that term is defined in the APA).  Therefore, notwithstanding any other provision of this Agreement to the contrary, Buyer agrees that Seller retains rights in and a license to the Transferred Intellectual Property to the full extent necessary to permit RNI to perform its remaining obligations to third parties under contracts and other agreements that constitute part of the Excluded Liabilities.

4.           DISPUTE RESOLUTION; GOVERNING LAW.

4.1           This Agreement shall be governed and construed in accordance with the substantive laws of the State of Delaware without regard to any principles of conflicts of law.

4.2           If a dispute arises out of this Agreement, or the interpretation, breach, termination or validity thereof, each of the parties agrees to first request a meeting of senior management of the parties in a written notice that references this paragraph.  That meeting shall occur at a mutually agreeable time and place within twenty (20) days of any such written notice.  Neither party shall assert any claim of laches, waiver, estoppel, or the like based on the time elapsed by following this procedure.  If the dispute is unresolved in whole or in part within twenty (20) days of such meeting, either party may commence a legal proceeding.  Each party hereby irrevocably agrees that any legal action or proceeding by or against it arising out of this Agreement or the transactions contemplated hereby shall be brought only in the courts of the State of Delaware in and for the County of New Castle or (if it has jurisdiction) the U.S. District Court for the District of Delaware.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any such state or federal court in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them by mailing copies thereof by registered United States mail, postage prepaid, to their address as specified in or pursuant to Section 5.3 or in any manner authorized by the laws of the State of Delaware for such persons, and waives and covenants not to assert or plead any objection which they might otherwise have to such forum, such jurisdiction, and such process.

5.           MISCELLANEOUS.

5.1           This Agreement (including the Schedules and Exhibits, which are hereby incorporated in the terms of this Agreement) sets forth the entire understanding and agreement among the parties as to matters covered herein and therein and supersedes any prior and contemporaneous understanding, agreement or statement (written or oral) of intent among the parties with respect to the subject matter hereof.  No provision of this Agreement may be altered, amended, modified, waived, or otherwise changed in any way except by a written instrument, which specifically identifies the intended alteration, amendment, modification, waiver, or other change and clearly expresses the intention to so change this Agreement, signed by Buyer and Seller.

5.2           This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.  This Agreement may be executed by facsimile signature or electronic exchanges of documents bearing a scanned signature, and a facsimile or copy of a signature is valid as an original.

5.3           Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated:  (i) by personal delivery when delivered; (ii) by overnight courier upon written verification of receipt; (iii) by facsimile transmission when confirmed by facsimile transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt.  All notices must be sent to the addresses first described above or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section.

5.4           The failure of either party hereto to exercise any right hereunder shall not be deemed to be a waiver of such right.  The failure of either party to require performance by the other party of any provision of this Agreement shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach or any provision hereof be taken or held to be a waiver of the provision itself.  All rights and remedies of any party are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

5.5           If any part, term or provision of this Agreement not being of a fundamental nature is held illegal or unenforceable by any court of competent jurisdiction, that part, term or provision shall be deemed automatically adjusted to conform to the requirements for validity (or deleted if it cannot be so adjusted) and the validity and enforceability of the remainder of this Agreement shall not be affected.

5.6           Except as otherwise expressly provided in Section 3 hereof, no provision of this Agreement shall give any rights, remedies, or other benefits to any person or entity other than Buyer and Seller.

5.7           The titles and headings of the various sections of this Agreement are used for convenience of reference only and are not intended to and shall not in any way enlarge or diminish the rights or obligations of the parties or affect the meaning or construction of this document.

5.8           Buyer and Seller shall each pay its own costs, charges and expenses incurred in connection with the preparation and implementation of this Agreement and the transactions contemplated by it.

5.9           This Agreement shall apply to, shall be binding in all respects upon, and shall inure to the benefit of, the respective successors and assigns of the parties hereto.

[Signature Page(s) to Follow]

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of the parties effective the day and year first written above.

TERABEAM, INC., a Delaware corporation	CIVITAS WIRELESS SOLUTIONS, LLC, a Colorado limited liability company

By: /s/ David L. Renauld	By: /s/ Judi A. Evans
Print Name: David L. Renauld	Print Name: Judi A. Evans
Title: Vice President	Title: Manager